Exhibit 3.02



                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

     The undersigned, in order to form a limited partnership under and pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, hereby certifies as follows:

     First NAME OF LIMITED PARTNERSHIP. The name of the limited partnership is Morgan Stanley Dean Witter Charter Millburn L.P. (the "Partnership").

     Second REGISTERED OFFICE AND AGENT. The address of the Partnership's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Partnership's registered agent is The Corporation Trust Company.

     Third GENERAL PARTNER. The name and mailing address of the sole general partner of the Partnership is Demeter Management Corporation, Two World Trade Center, 62nd Floor, New York, New York 10048.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on July 15, 1998.


                                       DEMETER MANAGEMENT CORPORATION,
                                       General Partner


                                       By:  /s/ Mark J. Hawley
                                            -------------------------------
                                            Mark J. Hawley
                                            President